Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-237917) on Form S-8 of our report dated April 26, 2022, with respect to the audited consolidated financial statements of China Index Holdings Limited included in its Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
April 26, 2022